UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND III FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 13, 2025, Ocean Capital LLC (“Ocean Capital”) issued a press release concerning the recent decision of the United States Court of Appeals for the First Circuit (the “Circuit Court”), a copy of which is attached hereto as Exhibit 1. A copy of the Court’s decision is attached hereto as Exhibit 2, and is available on Ocean Capital’s website, https://improveubsprfunds.com/. On that same day, Ocean Capital also made a social media post regarding its campaign on its LinkedIn page, https://linkedin.com/company/oceancapital-llc, a copy of which is attached hereto as Exhibit 3.

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2021 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2021 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement, and other relevant documents filed by the Participants with the SEC, at no charge on the SEC’s website at http://www.sec.gov.

3

Exhibit 1

U.S. Court of Appeals for the First Circuit Affirms District Court Order to Seat Ocean Capital’s Duly Elected Nominees at Three UBS Puerto Rico Closed-End Funds

Appellate Court Upholds Dismissal of Lawsuit Brought by Nine UBS Puerto Rico Closed-End Funds Against Ocean Capital

PRITF I, PRITF VI and TFF I Must Immediately Seat Duly Elected Ocean Capital Nominees on the Funds ‘Boards of Directors

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”), a significant shareholder of various Puerto Rico closed-end bond funds (the “Funds”) that are managed or co-managed by UBS Asset Managers of Puerto Rico (“UBS”), today commented on the outcome of the appeal brought in the United States Court of Appeals for the First Circuit (the “Appellate Court”) by nine Funds.1

The Appellate Court agreed with the July 2024 ruling from the U.S. District Court for the District of Puerto Rico that (1) dismissed the Funds’ asserted claims that Ocean Capital had violated the federal securities laws, and (a) directed that PRITF I, PRITF VI and TFF I seat the Ocean Capital-nominated directors immediately.

W. Heath Hawk, managing member of Ocean Capital, commented:

“We are hopeful that the Court’s conclusion that the Funds’ baseless claims against Ocean Capital should be dismissed and affirmation that the Funds must seat Ocean Capital’s duly elected nominees at PRITF I, PRITF VI and TFF I will finally put an end to these Funds’ entrenchment tactics that have allowed them to evade the will of shareholders for years. We view today’s ruling as a decisive victory given Ocean Capital has spent the past four years running campaigns for shareholder-driven change at the Funds and has now received overwhelming support for its nominees and proposals at 12 annual meetings. We will continue to fight on behalf of all our fellow shareholders who have continually voted for change over the past four years across these nine Funds.”

***

1	The nine Funds include: Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”), Puerto Rico Residents Tax-Free Fund IV, Inc (“PRITF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”) and Tax Free Fund for Puerto Rico Residents (“TFF I”).

VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, SODALI & CO, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.SODALI.COM

VISIT WWW.IMPROVEUBSPRFUNDS.COM TO LEARN MORE ABOUT OCEAN CAPITAL’S CAMPAIGNS FOR VALUE-ENHANCING CHANGE AT THE FUNDS.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Fund I, Fund II (with respect to both its 2022 Annual Meeting and its 2024 Annual Meeting), Fund III, Fund IV, Fund V, PRITF IV (with respect to both its 2021 Annual Meeting and 2024 Annual Meeting) and TFF I:

Ocean Capital and the other participants in each solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of each listed Fund for its respective upcoming annual meeting(s) of shareholders. All shareholders of each respective Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the applicable solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the applicable definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 2

United States Court of Appeals

For the First Circuit

No. 24-1654

TAX-FREE FIXED INCOME FUND FOR PUERTO RICO RESIDENTS, INC.; TAX-FREE FIXED INCOME FUND II FOR PUERTO RICO RESIDENTS, INC.; TAX-FREE FIXED INCOME FUND III FOR PUERTO RICO RESIDENTS, INC.; TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.; TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.; PUERTO RICO RESIDENTS TAX-FREE FUND, INC.; PUERTO RICO RESIDENTS TAX-FREE FUND IV, INC.; PUERTO RICO RESIDENTS TAX-FREE FUND VI, INC.; TAX-FREE FUND FOR PUERTO RICO RESIDENTS, INC.,

Plaintiffs, Appellants,

v.

OCEAN CAPITAL LLC; WILLIAM HEATH HAWK; JOSÉ R. IZQUIERDO II; BRENT D. ROSENTHAL; ROXANA CRUZ-RIVERA; ETHAN DANIAL; MOJDEH L. KHAGHAN; PRCE MANAGEMENT LLC, BENJAMIN T. EILER; VASILEIOS A. SFYRIS; FRANCISCO GONZALEZ; GUSTAVO NEVAREZ TORRES; ALEJANDRO ACOSTA RIVERA; HONNE II, LP; MEIR HURWITZ; MARIO J. MONTALVO; JOSE M. PEREZ-GUTIERREZ; RAD INVESTMENTS, LLC; SANZAM INVESTMENTS LLC; JUAN E. SOTO ALVARADO; SANDRA CALDERON; THE ESTATE OF JOSE HIDALGO; AVRAHAM ZEINES,

Defendants, Appellees.

APPEAL FROM THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF PUERTO RICO

[Hon. Gina R. Méndez-Miró, U.S. District Judge]

[Hon. Giselle López-Soler, U.S. Magistrate Judge]

Before

Gelpí, Montecalvo, and Rikelman, Circuit Judges.

Eamon P. Joyce, with whom Gustavo J. Viviani Meléndez, Alicia I. Lavergne Ramírez, Sanchez/LRV LLC, Arturo Díaz Angueira, Maraliz Vázquez Marrero, Díaz & Vázquez PSC, Andrew W. Stern, Alex J. Kaplan, Charlotte K. Newell, Robert M. Garson, Tyler J. Domino, Sidley Austin LLP were on brief, for appellants.

Michael Lloyd Charlson, with whom Harold D. Vicente Colón, Vicente & Cuebas, Meghan Natenson, Matthew X. Etchemendy, Marisa Antonelli, Vinson & Elkins LLP were on brief, for appellees Ocean Capital LLC, PRCE Management LLC, William Heath Hawk, Benjamin T. Eiler, Vasileios A. Syfris, José R. Izquierdo II, Brent D. Rosenthal, Roxana Cruz-Rivera, Ethan Danial, and Mojdeh L. Khaghan.

Heriberto López-Guzmán for appellees Francisco González, Alejandro Acosta-Rivera, Honne II, LLP, Meir Hurwitz, Mario J. Montalvo, Sanzam Investments LLC, Sandra Calderon, The Estate of José Hidalgo, Avraham Zeines, and RAD Investments, LLC.

May 12, 2025

GELPÍ, Circuit Judge. Plaintiffs-Appellants, representing nine closed-end mutual funds (collectively, “the Funds”),1 sued Ocean Capital LLC and several individuals and firms (together, “Defendants-Appellees”)2 for allegedly committing securities violations. Specifically, the Funds allege that Defendants-Appellees misled their shareholders by failing to make complete and accurate disclosures, violating Sections 13(d), 14(a), and 20(a) of the Securities and Exchange Act of 1934 (“the Exchange Act”), 15 U.S.C. § 78a et seq., and other applicable rules of the Securities and Exchange Commission (“SEC”).3 The district court granted Defendants-Appellees’ motions for judgment on the pleadings and to dismiss. The Funds timely appealed.

[1]	Plaintiffs-Appellants represent the following mutual funds: Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”); Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”); Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”); Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”); Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”); Puerto Rico Residents Tax-Free Fund, Inc. (“PRRTFF I”); Puerto Rico Residents Tax-Free Fund IV, Inc. (“PRRTFF IV”); Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRRTFF VI”); and Tax-Free Fund for Puerto Rico Residents (“TFF I”).

[2]	The following individuals and firms are henceforth collectively referred to as Defendants-Appellees: Ocean Capital LLC; William H. Hawk; José R. Izquierdo II; Brent D. Rosenthal; Roxana Cruz-Rivera; Ethan Danial; Mojdeh L. Khaghan; PRCE Management LLC; Benjamin T. Eiler; Vasileios A. Sfyris; Francisco Gonzalez; Gustavo Nevarez Torres; Alejandro Acosta Rivera; Honne II, LP; Meir Hurwitz; Mario J. Montalvo; Jose M. Perez-Gutierrez; RAD Investments, LLC; Sanzam Investments LLC; Juan E. Soto Alvarado; Sandra Calderon; The Estate of Jose Hidalgo; and Avraham Zeines.

[3]	The Funds specifically allege that Defendants-Appellees violated Sections 78m(d), 78n(a), and 78t(a) of the Exchange Act and SEC Rules 13d-1, 13d-101, and 14a-9.

For the reasons explained below, we affirm.

I. BACKGROUND

At its heart, this case is about a dispute over the sufficiency and accuracy of Defendants-Appellees’ disclosures and proxy materials. We begin by recounting the facts of the case, as pled in the amended complaint, followed by the procedural history. In reciting the facts of the case, we “construe the [amended] complaint liberally, treating all well-pleaded facts as true and drawing all reasonable inferences in favor of the [Funds].” Viqueira v. First Bank, 140 F.3d 12, 16 (1st Cir. 1998) (applying the same standard when evaluating motions to dismiss under Rules 12(b)(1) and 12(b)(6)). However, “[w]e shall summarize only those facts and prior proceedings believed necessary to an understanding of the issues raised on appeal.” New England Anti-Vivisection Soc., Inc. v. U.S. Surgical Corp., 889 F.2d 1198, 1199 (1st Cir. 1989).

A. The Funds

The Funds primarily invest in securities of Puerto Rico issuers. From the return on their investments, the Funds distribute dividends to their shareholders on a monthly basis. The Funds’ investors are mostly, but not exclusively, residents of Puerto Rico. They do not pay U.S. federal income tax on Puerto Rico source income, paying Puerto Rico income tax instead. Each fund holds an annual meeting at which its shareholders vote to elect directors to their board, among other matters. The elected board of directors is then responsible for governing that particular fund.

B. Stockholder Group Letter to PRRTFF IV

In May 2021, a group of PRRTFF IV shareholders sent identical letters to that fund. These letters proposed adding an objective “to return to shareholders the net assets of [PRRTFF IV] by or before January 31, 2022.” Each letter stated that it was from “the Stockholder Group,” but each had its own signatory. Among these was defendant-appellant William Hawk (“Hawk”), an executive officer of defendant-appellant Ocean Capital LLC (“Ocean Capital”) and a principal owner of defendant-appellant PRCE Management, LLC (“PRCE”), an investment management firm that focuses on closed-end mutual funds based in Puerto Rico and that manages Ocean Capital.4 The Funds allege that many signatories to the Stockholder Group letters used non-party First Southern, a financial services company affiliated with PRCE, as a stockbroker.

[4]	The following individuals signed the Stockholder Group letters sent to the PRRTFF IV directors: Hawk on behalf of Ocean Capital; Danial on behalf of RAD Investments; Jaime Santiago on behalf of Sanzam Investments; Avraham Zeines; Soto Alvarado; and Gabriel de Jesus on behalf of Honne II; Gonzalez; Montalvo; Calderon; Acosta Rivera; Hurwitz; Nevarez Torres; Perez-Gutierrez; and José L. Hidalgo on behalf of The Estate of Jose Hidalgo.

The Funds note that the Stockholder Group letters were delivered to PRRTFF IV “via Hawk and First Southern.” First Southern is (or was at the time) managed by Hawk and his associates, defendants-appellants Vasileios A. Sfyris and Benjamin T. Eiler. The Stockholder Group did not send letters to any other fund.

C. Proxy Contests

In summer 2021, after Funds IV and V scheduled their annual meetings, Ocean Capital and Hawk put forth nominees for the boards of those funds (collectively, “the Nominating Parties”).5 Ocean Capital then launched proxy campaigns at both funds, starting with the issuance of a letter to shareholders. The letter announced the formation of a “Coalition of Concerned UBS Closed-End Bond Fund Investors” (henceforth, “CCI”) that sought to elect “highly qualified and independent individuals” who would evaluate all paths to maximizing value, including the liquidation of Fund IV and Fund V. The letter disclosed no other CCI members beyond Ocean Capital and Hawk.

In addition to issuing a letter to shareholders, the Nominating Parties also launched a public website where investors could learn more about CCI and its director nominees. Under the “Our Coalition” tab of the website, the Nominating Parties stated that Ocean Capital formed CCI, a coalition “comprised of shareholders,” to “advocate for improved leadership” at Funds IV and V by nominating “aligned and experienced director candidates to serve” on the board of those funds. The Nominating Parties attached copies of the materials posted to the CCI website to its Schedule 14A filing.

[5]	The complaint defines “the Nominating Parties” as Ocean Capital, Hawk, Izquierdo, Rosenthal, and Cruz-Rivera.

In a proxy statement filed in July 2021, the Nominating Parties declared that “there are no arrangements or understandings between Ocean Capital or its affiliates and the Nominees other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Fund, if elected ”6

In August 2021, the Nominating Parties sent a second letter to the shareholders of Funds IV and Fund V. These letters stated that Ocean Capital’s “interests are squarely aligned with shareholders,” emphasizing that Ocean Capital is “not looking to ‘extract short-term profits’ at the expense of our fellow investors.” The letter also declared that “Ocean Capital is not a 20/22 Act Company and therefore does not enjoy tax benefits under those statutes.”

Between September 2021 and April 2022, the Nominating Parties and Ethan Danial (“Danial”) launched proxy campaigns seeking to elect new directors to the remaining seven funds, filing proxy statements along the way containing similar or identical information about CCI.7

[6]	In the ensuing months, the Nominating Parties launched proxy campaigns at Fund I, Fund II, Fund III, PRRTFF I, PRRTFF IV, PRRTFF VI, and TFF I. Other proxy materials filed with the SEC pertaining to these funds contained the same disclaimer.

[7]	The Nominating Parties launched proxy contests at Fund I, Fund III, and PRRTFF VI in September 2021, subsequently filing proxy materials for those funds in October 2021. Ocean Capital, Hawk, Izquierdo, and Rosenthal filed proxy statements for PRRTFF I and PRRTFF IV in December 2021. After Fund II scheduled its annual meeting, the Nominating Parties and Danial filed a proxy statement for that fund in January 2022. A few months later, in April 2022, Ocean Capital, Hawk, Danial, Izquierdo, and Rosenthal filed proxy statements for TFF I.

D. Schedule 13D Filings

The SEC requires a person or group who owns or acquires more than five percent of a voting class of securities in a public company to file a Schedule 13D. See 15 U.S.C. § 78m(d); 17 C.F.R. § 240.13d-101. In a Schedule 13D filing, the person or group must disclose, among other things, the identity and holdings of all group members; any “contracts, arrangements, understandings or relationships”; and any intent to “acquire control” or make any other major changes to the company. See 17 C.F.R. § 240.13d-101.

Between October 2021 and April 2022, Defendants-Appellees filed Schedule 13Ds for seven of the nine funds.8 More specifically, Ocean Capital, Hawk, Brent D. Rosenthal (“Rosenthal”) and José R. Izquierdo II (“Izquierdo”) filed a Schedule 13D for Fund I, PRRTFF I, PRRTFF IV, and PRRTFF VI; Ocean Capital, Hawk, Rosenthal, Roxana Cruz-Rivera (“Cruz-Rivera”), and Izquierdo filed a Schedule 13D for Fund II and Fund III; and Ocean Capital, Hawk, Danial, Rosenthal, and Izquierdo filed a Schedule 13D for TFF I. Each Schedule 13D filed listed the number of shares owned by Ocean Capital, Hawk, and the director nominees for that particular fund. Defendants-Appellees included a Joint Filing and Solicitation Agreement with each of their initial Schedule 13D filings, stating that “the undersigned agree[] to form the Group for the purpose of soliciting proxies or written consents for proposals submitted to stockholders for approval and the election of the persons nominated by the Group to the Board . . . .” The Schedule 13Ds did not disclose any information relating to the Stockholder Group.

[8]	Only beneficial owners of an issuer can be part of a 13D “group” and, thus, be required to file a Schedule 13D with the SEC. See Calvary Holdings, Inc. v. Chandler, 948 F.2d 59, 63 (1st Cir. 1991). Defendants-Appellees filed a Schedule 13D pertaining to Fund I, Fund II, Fund III, PRRTFF I, PRRTFF IV, PRRTFF VI, and TFF I. It is unclear if the five percent ownership threshold triggering Section 13(d) filing requirements has been met for Funds IV and V. Defendants-Appellees amended their Schedule 13D filings for PRRTFF I, PRRTFF VI, and TFF I. Ocean Capital, Hawk, Izquierdo, Rosenthal, Cruz-Rivera, Danial, and Khaghan filed amended Schedule 13Ds for PRRTFF I and VI. Ocean Capital, Hawk, Danial, Rosenthal, Izquierdo, Cruz-Rivera, and Khaghan filed an amended Schedule 13D for TFF I.

E. The Funds’ Allegations

The Funds filed their complaint on February 28, 2022, subsequently filing an amended complaint on January 5, 2023. In the amended complaint, the Funds allege three counts of violations of federal securities laws and appliable SEC rules.9

In Count I, the Funds maintain that Defendants-Appellees filed incomplete Schedule 13Ds for its disclosed members and failed to file them for its undisclosed members. Particularly, the Funds contend that the Schedule 13Ds filed did not identify shareholding members of CCI beyond Ocean Capital and Hawk. The Funds also allege that Defendants-Appellees failed to file Schedule 13Ds for shareholding members of the Stockholder Group who “should have been disclosed as acting with” Hawk and Ocean Capital “regarding the Funds.” These supposed disclosure deficiencies, the Funds allege, violate Section 13(a) of the Exchange Act, 15 U.S.C. § 78m(d), and SEC Rule 13d-1, 17 C.F.R. § 240.13d-1, which govern the filing requirements and the information that must be disclosed in a Schedule 13D.

[9]	The counts are brought against different combinations of defendants-appellees. Count I is against “the Nominating Parties, Danial, and the Stockholder Group.” As mentioned, the complaint defines “the Nominating Parties” as Ocean Capital, Hawk, Izquierdo, Rosenthal, and Cruz-Rivera. The complaint identifies Ocean Capital, RAD Investments, Sanzam Investments, Zeines, Soto Alvarado, Honne II, Gonzalez, Montalvo, Calderon, Acosta Rivera, Hurwitz, Nevarez Torres, Perez-Gutierrez, and The Estate of Jose Hidalgo as the “Stockholder Group.” Count II is against “the Nominating Parties and Danial.” Count III is against “the Controlling Persons,” which the complaint defines as Hawk, Sfyris, Eiler, and PRCE.

In Count II, the Funds assert deficiencies with Defendants-Appellees’ proxy materials that violate Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a), and SEC Rule 14a-9, 17 C.F.R. § 240.14a-9(a). This section and its corresponding SEC rule prohibit soliciting proxies through communications that are false or misleading as to any material fact. The Funds first contend that Defendants-Appellees’ proxy filings misstate or omit information about the members of the Stockholder Group and CCI. In their complaint, the Funds allege that the use of the term “coalition” to describe only two shareholders created a misleading impression of broad shareholder support for their nominees. The Funds further insist that Defendants-Appellees’ proxy filings contained materially false and misleading information about their intent to liquidate the funds, their status as Act 22 beneficiaries, the experience of their board nominees, the performance of the funds, the compensation of certain incumbent directors, the outcome of an SEC proceeding against UBS Financial Services Inc. of Puerto Rico (“UBS Puerto Rico”), and the result of the shareholder vote at PRRTFF I.

Lastly, in Count III, the Funds claim a violation of Section 20(a) of the Exchange Act, 15 U.S.C. § 78t(a), which extends joint liability to every person who controls another found liable for securities violations. The Funds allege that “the controlling persons of Ocean Capital” had “intimate knowledge of the incomplete and misleading statements described in Counts I-II” but did not prevent or correct these filings in violation of Section 20(a).

As relief, the Funds sought, among other things, an order directing Defendants-Appellees to “publicly correct their material misstatements or omissions relating to the Funds, including by filing with the SEC complete and accurate disclosures required by Sections 13(d) and 14(a) of the Exchange Act.” In addition, the Funds requested a permanent injunction barring Defendants-Appellees “from soliciting proxies regarding the Funds until the above-described disclosures are issued.”

F. Supplemental Disclosures

In March 2022, before any of the Funds held elections, the Nominating Parties voluntarily filed Schedule 14A definitive additional materials with the SEC (together, “the Supplemental Disclosures”).10 The Supplemental Disclosures informed shareholders about the alleged securities violations described in the amended complaint and clarified various statements at the center of the dispute, noting that the information in the Supplemental Disclosures “supersede[s] or supplement[s] the information” in previous filings. The Nominating Parties also attached copies of the complaint and amended complaint to the Supplemental Disclosures, emphasizing their view that the complaint was “completely without merit.”

[10]	The filings pertained to Fund I, Fund II, Fund III, Fund IV, Fund V, PRRTFF I, PRRTFF IV, and PRRTFF VI.

The Supplemental Disclosures also denied the existence of an undisclosed 13D group. It stated that “[n]one of Ocean Capital, its nominees, or Mr. Hawk has agreed to act as a ‘Group’ with any of [the Funds’] shareholders.” The filings clarified that CCI “is not intended to describe a discernible group of investors, but instead is used to describe a like-mindedness of various shareholders who might understand and think similarly about the Fund and its affiliated funds with respect to which Ocean Capital has made nominations for director elections.” The Supplemental Disclosures emphasized that “Ocean Capital, its managing member, Mr. Hawk, and its nominees have never entered, and have no intention to enter, into any agreement . . . to act together with any other person or persons who could be described as a ‘Concerned UBS Closed-End Bond Fund Investor’ for the purpose of acquiring, holding, voting or disposing of securities of any of the Funds.”

The Supplemental Disclosures further clarified the objectives of CCI’s nominees. Those disclosures stated that, if elected, their nominees would consider “all avenues to maximize value,” including liquidation. As to 20/22 Act status, the Supplemental Disclosures noted that while “Ocean Capital is not a 20/22 Act Company,” certain principals of Ocean Capital, including Hawk, were entitled to tax benefits under that Act. In addition, the Nominating Parties elucidated previous statements regarding: (1) the compensation of certain incumbent directors; (2) the experience and qualifications of Izquierdo, one of its nominees; the performance of certain funds; (3) public statements made by a former UBS Group officer; and (4) the outcome of an SEC enforcement action against UBS Puerto Rico and two of its executives.

CCI’s nominees ultimately won election by wide margins at PRRTFF I, PRRTFF VI, and TFF I.11

G. District Court Proceedings

On August 10, 2023, U.S. Magistrate Judge Giselle López-Soler issued a report and recommendation pursuant to Rule 72(b) of the Federal Rules of Civil Procedure and 28 U.S.C. § 636(b)(1) proposing dismissal of the Funds’ complaint on two independent grounds: failure to state a claim and mootness. At the outset, she recommended that the Section 13(d) claims be dismissed for failure to state a claim as to Fund I, Fund II, Fund III, PRRTFF VI, PRRTFF I, and TFF I, finding that “there is absolutely no factual allegation to affirmatively link the letter of the Stockholder Group to” these funds. Judge López-Soler assumed, for discussion purposes, the existence of a 13D group as to PRRTFF IV and concluded that dismissal would be independently appropriate as to all funds because the Defendants-Appellees’ Supplemental Disclosures cured any defect in their previous disclosures, mooting their Section 13(d) claims. That is because attaching copies of the complaint and amended complaint to their filings “ma[de] clear . . . [the Funds’] position that a group exists as to each fund . . . , that such a group and its suspected members . . . should have been disclosed by [Defendants-Appellees], and that the goal of that group is the liquidation of the [F]unds’ shares.”

[11]	Izquierdo and Rosenthal won election to PRRTFF I’s Board of Directors at its 2021 Annual Meeting held on March 17, 2022; Izquierdo and Rosenthal won election to PRRTFF IV’s Board of Directors at its 2021 Annual Meeting on December 15, 2022; and Danial, Izquierdo, and Rosenthal won election to TFF I’s Board of Directors at its Annual Meeting held on March 9, 2023.

Similarly, Judge López-Soler recommended dismissal as to the Funds’ Section 14(a) claims. Regarding the Funds’ assertion that Defendants-Appellees’ proxies failed to disclose the identities of members of an undisclosed group, she noted that this was a disputed issue, and, in any event, the proxy statements were “cured by advising shareholders of [the] lawsuit and attaching [the] complaint.” Judge López-Soler also concluded that the “use of the term ‘coalition’ in and of itself cannot be said to necessarily imply broad shareholder support for the nominations proposed by Ocean Capital,” in particular because the Defendants-Appellees’ description of CCI on its website and in its proxy statements was “vague and noncommittal.” Furthermore, she found “no factual support for the proposition that liquidation is in fact the only alternative to be considered by the new directors if elected.” Judge López-Soler dismissed the Funds’ remaining Section 14(a) challenges, concluding that the statements at issue were not false or misleading.

Finally, Judge López-Soler recommended dismissal of the claims under Section 20(a), noting that Section 20(a) claims are not actionable without accompanying securities violations. Since the Funds failed to plead actionable Section 13(d) and 14(a) claims, she reasoned, their Section 20(a) claim must also fail.

The Funds duly objected to the report and recommendation and Defendants-Appellees responded. After independently reviewing the record, U.S. District Judge Gina R. Méndez-Miró adopted the entire report and recommendation. In doing so, she dismissed the Funds’ claims but retained jurisdiction over Defendants-Appellees’ counterclaims. The Funds then moved for a stay of the proceedings on the counterclaims under Rule 54(b). Judge Méndez-Miró denied the Funds’ motion to stay and granted the Defendants-Appellees’ requested relief on their counterclaims by issuing an injunction ordering the Funds to seat CCI’s victorious nominees for the board of directors of PRRTFF I, PRRTFF VI, and TFF I. The Funds timely appealed those decisions and orders. This Court has jurisdiction over this appeal pursuant to 28 U.S.C. § 1291.

II. DISCUSSION

The Funds advance several arguments on appeal. The Funds first argue that the district court (collectively, Judges López-Soler and Méndez-Miró) erred in dismissing their Section 13(d) claims as moot, contending that the Supplemental Disclosures did “nothing to cure the alleged violations” because Defendants-Appellees continue to deny the existence of an undisclosed 13D group.12 According to the Funds, moreover, their amended complaint plausibly pleaded the existence of an undisclosed 13D group had the district court considered their allegations cumulatively.

Second, the Funds maintain that the district court erred in dismissing their Section 14(a) claims because, to cure their filings, Defendants-Appellees would have had to disclose “the truth” to shareholders, not just the existence of the lawsuit. The Funds also contend that they pleaded multiple examples of materially false and misleading omissions and representations in Defendants-Appellees’ proxy statements. Those examples pertained to the level of shareholder support for their nominees, their intent to liquidate the funds, and their “aligned” interests with shareholders. We address each argument in turn.

[12]	When, as here, the district judge adopts the magistrate judge’s report and recommendation in its entirety, this court may choose to adopt an “institutional view” and refer to the magistrate and district judges’ reasoning collectively as “the district court.” C.G. ex rel. A.S. v. Five Town Cmty. Sch. Dist., 513 F.3d 279, 282 (1st Cir. 2008); see also Santiago v. Mun. of Utuado, 114 F.4th 25, 34 (1st Cir. 2024) (reviewing the magistrate judge’s fully adopted reasoning as one with the district judge).

A. Section 13(d) Claims

The district court dismissed the Funds’ Section 13(d) claims for failure to state a claim.13 In reviewing the dismissal of a complaint under Rule 12(b)(6) of the Federal Rules of Civil Procedure, “we are free to affirm on any ground apparent from the record.” Vargas-Colón v. Fundación Damas, Inc., 864 F.3d 14, 22 (1st Cir. 2017). Our review here is de novo. E.g., Douglas v. Hirshon, 63 F.4th 49, 54-55 (1st Cir. 2023). As explained below, we conclude that the Funds failed to state a Section 13(d) claim as to the non-PRRTFF IV funds. Regarding PRRTFF IV, we dismiss the Section 13(d) claim on the ground that the Funds did not adequately demonstrate a showing of irreparable harm to justify granting the injunctive relief they seek. Thus, we need not assess the adequacy of the Funds’ pleadings as to PRRTFF IV.

i. Failure to State a Claim

To survive dismissal for failure to state a claim under Rule 12(b)(6), a complaint must allege a “plausible entitlement to relief.” Decotiis v. Whittemore, 635 F.3d 22, 29 (1st Cir. 2011) (quoting Bell Atl. Corp. v. Twombly, 550 U.S. 544, 559 (2007)). “A claim has facial plausibility when the plaintiff pleads factual content that allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged.” Ashcroft v. Iqbal, 556 U.S. 662, 678 (2009) (citing Twombly, 550 U.S. at 556). For purposes of our review, we must accept the well-pleaded factual allegations in the amended complaint as true and resolve all inferences in favor of the Funds. See McKee v. Cosby, 874 F.3d 54, 58 (1st Cir. 2017); see also 3137, LLC v. Town of Harwich, 126 F.4th 1, 8 (1st Cir. 2025) (“The standard of review of a motion for judgment on the pleadings . . . is the same as that for a motion to dismiss under Rule 12(b)(6).”) (citation omitted).

Further, as a claim sounding in fraud, Section 13(d) claims are subject to the heightened pleading standards of Rule 9 of the Federal Rules of Civil Procedure (“Rule 9”) and the Private Securities Litigation Reform Act (“PSLRA”), 15 U.S.C. § 78u-4. See Ponsa-Rabell v. Santander Sec. LLC, 35 F.4th 26, 33 (1st Cir. 2022) (“[t]he PSLRA imposes a heightened pleading standard on complaints alleging securities fraud”); see also Mgmt. Assistance Inc. v. Edelman, 584 F. Supp. 1016, 1018 (S.D.N.Y. 1984) (applying the heightened pleading standard under the PSLRA to Section 13(d) claims). Rule 9(b) instructs a party to “state with particularity the circumstances constituting fraud or mistake.” Fed. R. Civ. P. 9(b). In other words, the pleading party must aver with particularity the time, place, and content of the challenged misrepresentations, omissions, or fraud. Ponsa-Rabell, 35 F.4th at 33-34. The PSLRA requires that plaintiffs specify “each statement alleged to have been misleading, the reason or reasons why the statement is misleading, and, if an allegation regarding the statement or omission is made on information and belief, the complaint shall state with particularity all facts on which that belief is formed.” 15 U.S.C. § 78u-4(b)(1); Miss. Pub. Employees’ Ret. Sys. v. Bos. Sci. Corp., 523 F.3d 75, 85 (1st Cir. 2008). “This circuit has been notably strict and rigorous in applying the Rule 9(b) standard in securities fraud actions.” Greebel v. FTP Software, Inc., 194 F.3d 185, 193 (1st Cir. 1999).

[13]	The district court also concluded that it could dismiss the Funds’ Section 13(d) claims independently on mootness grounds. We need not address mootness since we resolve the Section 13(d) claims based on the insufficiency of the pleadings.

Section 13(d) of the Securities and Exchange Act requires that any person who owns or acquires a beneficial ownership of more than five percent of any class of equity securities registered under the Exchange Act to file ownership reports with the SEC on a Schedule 13D. See 15 U.S.C. § 78m.

Essentially, Section 13(d) requires any person, or group of persons, after acquiring more than five percent of a class of registered equity securities, to send to the issuer . . . and file with the [SEC] the statement required by the Act, disclosing, among other things, the identity of the persons filing, the number of shares owned by them, the source of the funds used to purchase the shares, and the purpose of the purchase.

Gen. Aircraft Corp. v. Lampert, 556 F.2d 90, 94 (1st Cir. 1977). A “group” under Section 13(d) is defined as “two or more persons act[ing] . . . for the purpose of acquiring, holding, or disposing of securities of an issuer.” 15 U.S.C. § 78m(d)(3).

The Funds insist that they have sufficiently pled Section 13(d) violations, pointing to the Stockholder Group letter as conclusive evidence of an undisclosed 13D group as to PRRTFF IV and as “powerful circumstantial evidence” as to the other funds. In addition, the Funds stress that each proxy campaign was launched by a self-described “coalition,” that a signatory of the Stockholder Group letter -- Danial, who signed on behalf of RAD Investments, LLC (“RAD”) -- was also a director nominee, that members of the Stockholder Group and CCI used First Southern as a stockbroker, and that the Stockholder Group letters were delivered via First Southern. We begin by assessing the sufficiency of the Funds’ pleadings as to the non-PRRTFF IV funds.

The Funds have failed to allege sufficient facts to allow this court to infer the existence of an undisclosed 13D group as to the non-PRRTFF IV funds. To start, we note that no letter or other communication was ever sent on behalf of a purported group to any fund other than PRRTFF IV, as the Stockholder Group letter was only sent to shareholders of PRRTFF IV. And while the Funds maintain that there is “powerful circumstantial evidence” linking the Stockholder Group letter to CCI, we fail to see a connection. The fact is that Ocean Capital is the only signatory to the Stockholder Group letter that owns shares in every fund (although Hawk, too, personally owns shares in all but TFF I). Thus, based on the Funds’ pleadings, we cannot reasonably infer an undisclosed overlap in the membership of the Stockholder Group and CCI.

Still, the Funds point to the fact that Danial is a director nominee and a signatory to the Stockholder Group letter as evidence of a hidden connection between the two groups. This tenuous link, however, is insufficient to support a Section 13(d) claim. First, we note that Defendants-Appellees disclosed in their Schedule 13D filings any shares owned by RAD in any of the funds, which Danial beneficially owned as a RAD manager. As to Danial, he does not personally own shares in any of the funds, including the fund for which he was nominated to serve as a director. For these reasons, the fact that Danial signed the Stockholder Group letter is insufficient to establish an undisclosed overlap in membership between the Stockholder Group and CCI, or any other Section 13(d) violation as to the non-PRRTFF IV funds.

The Funds further emphasize the fact that some signatories of the Stockholder Group letter used First Southern as their stockbroker as circumstantial proof of the existence of an undisclosed 13D group. This fact, too, is insufficient to support a Section 13(d) claim. This is so because “an investor [does not] become a member of a group solely because his or her advisor caused other (or all) of its clients to invest in securities of the same issuer.” Rubenstein v. Int’l Value Advisers, LLC, 959 F.3d 541,547 (2d Cir. 2020). The Funds needed to have plausibly alleged an agreement to act together with respect to the shares of the particular fund, not merely overlapping advisors or interests. See Augenbaum v. Anson Invs. Master Fund LP, No. 22 CIV. 249 (VM), 2023 WL 2711087, at *11 (S.D.N.Y. Mar. 30, 2023) (finding the signing of parallel agreements with “no facts supporting that the alleged group members interacted in any way” insufficient to support the inference of an undisclosed 13D group). Here, the Funds have failed to plea facts that the alleged undisclosed group members interacted in any way with “the purpose of acquiring, holding, or disposing of securities of an issuer.” 15 U.S.C. § 78m(d)(3). And so, their Section 13(d) claim must fail.

Lastly, the fact that the proxy campaigns were launched by a self-described “coalition” of investors is also insufficient for this court to reasonably infer the existence of an undisclosed 13D group as to the non-PRRTFF IV funds. The Funds stress that “the term ‘Coalition’ ordinarily indicates a group with many members.” But the fact that individuals have agreed to act together, without more, is insufficient to state a Section 13(d) claim. To do so, the Funds needed to have pled that CCI members acted in furtherance of at least one of the statutorily defined purposes. See 15 U.S.C. § 78m(d)(3) (defining a “group” under Section 13(d) as “two or more persons act[ing] . . . for the purpose of acquiring, holding, or disposing of securities of an issuer.”). But, looking at the amended complaint in the light most favorable to the Funds, all we can conclude is that CCI is comprised of shareholders who are acting collectively with the sole stated purpose of electing a slate of director nominees to the boards of some of the funds. Those facts alone cannot sustain a Section 13(d) claim, particularly under Rule 9’s heightened standard.

ii. Lack of Irreparable Harm

As to PRRTFF IV, the Funds insist that the Stockholder Group letter supports the existence of an undisclosed Section 13(d) group. We need not analyze the sufficiency of the Funds’ pleadings as to PRRTFF IV, as they failed to demonstrate a showing of irreparable harm to warrant granting the injunctive relief they seek. For that reason, the Funds’ remaining Section 13(d) claim must also fail.

Section 13(d) disclosure requirements have an informative purpose: namely, “to provide investors and the market in general with accurate information about potential changes in corporate control.” Hibernia Sav. Bank v. Ballarino, 891 F.2d 370, 372 (1st Cir. 1989) (quoting Ludlow Corp. v. Tyco Lab’ys Inc., 529 F. Supp. 62, 65 (D. Mass. 1981)). In enacting Section 13(d), “Congress expressly disclaimed an intention to provide a weapon for management to discourage takeover bids or prevent large accumulations of stock” to maintain its control. Rondeau v. Mosinee Paper Corp., 422 U.S. 49, 58-59 (1975). As we have admonished in the past, federal courts should be careful not to get drawn “into factional intracorporate disputes” by management over the adequacy of disclosure requirements, “so long as the interests of all investors are adequately protected.” Lampert, 556 F.2d at 95.

Consistent with the informative purpose of Section 13(d), injunctive relief is the only available remedy for private claims. See Hallwood Realty Partners, L.P. v. Gotham Partners, L.P., 286 F.3d 613, 620 (2d Cir. 2002). However, “the bare fact that [a party] violated the Williams Act,” without more, is insufficient to warrant a grant of injunctive relief. Rondeau, 422 U.S. at 60; see id. at 62 (emphasizing that injunctive relief is “designed to deter, not to punish”) (quoting Hecht Co. v. Bowles, 321 U.S. 321, 329 (1944))). Rather, “a showing of irreparable harm, in accordance with traditional principles of equity, [is] necessary before a private litigant” is entitled to relief under Section 13(d). Hibernia, 891 F.2d at 372 (citing Rondeau, 422 U.S. at 58). Delay or failure to move for a preliminary injunction undermines a showing of irreparable harm at a later juncture. See, e.g., Voice of the Arab World, Inc. v. MDTV Med. News Now, Inc., 645 F.3d 26, 35 (1st Cir. 2011) (“[T]he failure to act sooner undercuts the sense of urgency that ordinarily accompanies a motion for preliminary relief and suggests that there is, in fact, no irreparable injury.”) (cleaned up) (citation omitted).

The Funds here have not adequately shown the irreparable harm necessary to warrant granting injunctive relief and, thus, their Section 13(d) claim also fails as to PRRTFF IV. For starters, we note that the Funds did not move for a preliminary injunction, which undermines their claim of irreparable harm. Nor have the Funds explained how the information included in the Stockholder Group letter (including the voting power of the “group” and its objectives) is so inadequate that “the evils to which the Williams Act was directed” are implicated by Defendants-Appellees’ alleged technical violation. Rondeau, 422 U.S. at 59; see id. at 58 (“The purpose of the Williams Act is to insure that public shareholders who are confronted by a cash tender offer for their stock will not be required to respond without adequate information regarding the qualifications and intentions of the offering party. By requiring the disclosure of information to the target corporation as well as the [SEC], Congress intended to do no more than give incumbent management an opportunity to express and explain its position.” (footnote omitted)); see also Hibernia, 891 F.2d at 372 (“The underlying purpose of Section 13(d) is to provide investors and the market in general with accurate information about potential changes in corporate control” without “tip[ping] the balance in favor of either management, or those attempting a change in corporate control.” (quoting Ludlow Corp., 529 F. Supp. at 65)). For these reasons, the Funds’ complaint does not satisfy the irreparable harm showing that would justify granting relief here.

Having determined that an independent ground supports dismissal of the Section 13(d) claims, we need not address the sufficiency of the Funds’ pleadings as to PRRTFF IV. See Ungar v. Arafat, 634 F.3d 46, n.4 (1st Cir. 2011) (noting that an appellate court “may affirm a judgment on any independently sufficient ground made manifest in the record” (citing Banco Popular de P.R. v. Greenblatt, 964 F.2d 1227, 1230 (1st Cir.1992))); see also Lessler v. Little, 857 F.2d 866, 874 (1st Cir. 1988) (affirming the district court’s dismissal on one ground and, accordingly, declining to address the other).

B. Section 14(a) Claims

Next, we address the Funds’ Section 14(a) claims. As with the Section 13(d) claims, the district court dismissed the Funds’ Section 14(a) claims on two independent grounds: failure to state a claim and mootness. Having affirmed dismissal of the Section 13(d) claims for failure to state a claim, we will only address the Funds’ surviving allegations regarding material misstatements or omissions in Defendants-Appellees’ proxy statements.

Section 14(a) makes it unlawful to solicit proxies in contravention of “such rules and regulations as the [SEC] may prescribe as necessary or appropriate in the public interest or for the protection of investors.” 15 U.S.C. § 78n. SEC Rule 14a-9, 17 C.F.R. § 240.14a-9(a), provides, in relevant part, that “[n]o solicitation subject to this regulation shall be made by means of any proxy statement . . . which, at the time . . . it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” Congress enacted Section 14(a) “to promote the free exercise of the voting rights of stockholders by ensuring that proxies would be solicited with an explanation to the stockholder of the real nature of the questions for which authority to cast his vote is sought.” Royal Bus. Grp., Inc. v. Realist, Inc., 933 F.2d 1056, 1060 (1st Cir. 1991) (quoting Mills v. Elec. Auto-Lite Co., 396 U.S. 375, 381 (1970)). That purpose is achieved if “the proxy materials fully and fairly set forth the relevant and material facts from which a reasonable shareholder may draw [their] own conclusions as to how to vote.” New England Anti-Vivisection Soc., Inc., 889 F.2d at 1202 (1st Cir. 1989).

To succeed on a Section 14(a) claim, the Funds must satisfy a three-part test. That test requires (1) the Funds to contend that a proxy statement contained a material misrepresentation or omission, (2) which caused the plaintiff injury, and (3) that the proxy solicitation itself was “an essential link in the accomplishment of the transaction.” Gen.Elec. Co. by Levit v. Cathcart, 980 F.2d 927, 932 (3d Cir. 1992) (quoting Mills, 396 U.S. at 385).

A misrepresentation or omission is material “if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to vote.” TSC Indus., Inc. v. Northway, Inc., 426 U.S. 438, 449 (1976). The standard for materiality is not a low one, requiring fair accuracy, not perfect expression. New England Anti-Vivisection Soc., Inc., 889 F.2d at 1202. As with the Section 13(d) claims discussed, the Funds’ Section 14(a) claims are also subject to a heightened pleading standard under the PSLRA. See Savoy v. Bos. Priv. Fin. Holdings,Inc., 626 F. Supp. 3d 242, 249 (D. Mass. 2022) (applying the PSLRA heightened pleading standard to Section 14(a) claims).

With this standard in mind, we consider the Funds’ surviving Section 14(a) claims. The Funds allege that Defendants-Appellees made false and misleading statements by: (1) referring to a “coalition” of shareholders because such a claim either created the impression of a broad group of shareholders or triggered a “bandwagon effect”; (2) failing to disclose that liquidation was its sole goal; and (3) representing that it was “aligned” with shareholders. We evaluate the sufficiency of each allegation in turn.

i. Term “Coalition” and “Bandwagon Effect”

The Funds argue that Defendants-Appellees’ use of the term “coalition” on their CCI website and proxy filings was doubly misleading: Either it referred to a broad group of shareholders, in which case those shareholders needed to be disclosed, or it referred only to Hawk and Ocean Capital, in which case the term implied “broad stockholder support” when there was none. We addressed the former argument in our consideration of the Section 13(d) claims, and so we turn to the Funds’ latter argument that the term “coalition” was misleading.

We disagree with the Funds’ proposition that the ambiguous description of CCI as a “coalition” produced a “bandwagon effect,” as that term is described in Lone Star Steakhouse & Saloon, Inc. v. Adams, 148 F. Supp. 2d 1141, 1152 (D. Kan. 2001) (“If shareholders believe that a significant number of other investors support defendant [because of inaccurate statements of support], that belief will likely impact the decisions of those investors with less time to research the claims of either existing management or the proxy contender.”); see also Gould v. Am.-Hawaiian S. S. Co., 535 F.2d 761, 772 (3d Cir. 1976) (holding that statements that communicated significant shareholder support for the approval of a merger was material because it discouraged “careful consideration of the merits of the plan of merger and even voting on it at all”).

To trigger a “bandwagon effect,” statements of support must be concrete and sufficiently significant to the decision confronting shareholders. For example, in Lone Star, the defendant’s proxy statements assured shareholders that “a number of institutional and individual stockholders . . . would vote” to elect him to the board of directors. 148 F. Supp. 2d at 1144. He also provided a list of his purported institutional stockholders and the amount of assets each held. Id. Likewise, the defendant in Gould informed shareholders that the proposed merger already enjoyed the support of sufficient shareholders to constitute the necessary two-thirds majority for approval. 535 F.2d at 772. Unlike Defendants-Appellees here, the defendants in Lone Star and Gould made specific claims about the size and voting power of the shareholder cohort. The Funds do not allege that Defendants-Appellees are making such concrete and overwhelming declarations of shareholder support for its nominees. Instead, Defendants-Appellees clarified in their Supplemental Disclosures that CCI is meant to “describe a like-mindedness of various shareholders who might understand and think similarly about the Fund and its affiliated funds with respect to which Ocean Capital has made nominations for director elections.” Such an ambiguous description is insufficient to make the statement materially misleading for the purposes of Section 14(d) liability. Cf. Mills, 396 U.S. at 384-85 (“There is no need to supplement [Section 14(a)] . . . with a requirement of proof as to whether a defect actually had a decisive effect on the voting.”).

ii. Liquidation as the Sole Objective

The Funds argue that Defendants-Appellees’ statements concerning their intent for the funds were materially misleading. The Funds point to the filings in which Defendants-Appellees declared that, if elected, their nominees would consider “all avenues to maximizing value,” including liquidation. The Funds argue that this statement is misleading because liquidation is in fact Defendants-Appellees’ only objective. In other words, the Funds here insist that the intent behind the filings was misleading. But “proof of mere disbelief or belief undisclosed should not suffice for liability under [Section] 14(a).” Virginia Bankshares, Inc. v. Sandberg, 501 U.S. 1083, 1096 (1991). Nothing in the filings here supports a plausible inference that liquidation was the only objective Defendants-Appellees’ nominees would consider if elected. For that reason, the Funds’ claim fails. For similar reasons, the statement in the Stockholder Group letter that they sought to add liquidation as an “additional investment objective” is not sufficient to show that liquidation was the sole objective as to PRRTFF IV. And since Defendants-Appellees have been clear in their initial and Supplemental Disclosures that its director nominees for PRRTFF IV would consider liquidation as one of many options to maximize value, the Funds’ Section 14(a) claim must fail as to PRRTFF IV.

iii. Aligned Interests Statement

The Funds also contend that Defendants-Appellees’ affirmation that their interests are “squarely aligned with shareholders” is materially misleading because it did not disclose that Ocean Capital’s principals were beneficiaries of Act 22, unlike most other Fund shareholders. That statement is neither false nor misleading. Defendants-Appellees consistently disclosed that “Ocean Capital is not a 20/22 Act Company” and subsequently, that some of its principles were entitled to tax benefits under Act 20/22 in the event of a liquidation.

iv. Waiver of Additional Claims

The Funds asserted various other Section 14(a) violations to the district court. On appeal, however, they only list these claims in a single footnote of their brief.14 “We have repeatedly held that arguments raised only in a footnote or in a perfunctory manner are waived.” P.R. Tel. Co., Inc. v. San Juan Cable LLC, 874 F.3d 767, 770 (1st Cir. 2017) (quoting Nat’l Foreign Trade Council v. Natsios, 181 F.3d 38, 61 n.17 (1st Cir.1999)); see also Grella v. Salem Five Cent Sav. Bank, 42 F.3d 26, 36 (1st Cir. 1994) (argument raised by way of “cursory footnote” deemed waived). Because the Funds waived those claims, we decline to consider the sufficiency of the pleadings as to those claims.

C. Defendants-Appellees’ Counterclaims

In accordance with its order dismissing the Funds’ claims, the district court granted relief on Defendants-Appellees’ counterclaims regarding PRRTFF I, PRRTFF VI, and TFF I. The district court’s injunction ordered the Funds to seat the Defendants-Appellees’ nominees as members of the board of directors of those funds. Since we affirm the district court’s decision as to the Funds’ securities claims, we reject the Funds’ request that we vacate the judgment on Defendants-Appellees’ counterclaims.15

III. CONCLUSION

For the foregoing reasons, we affirm the district court’s dismissal of the Funds’ Sections 13(d), 14(a), and 20(a) claims.16

[14]	The Funds allege that Defendants-Appellees’ proxy statements contained other material misstatements regarding the performance of the funds, the outcome of an SEC enforcement action against UBS Puerto Rico and two of its executives, the salaries of certain incumbent directors, the professional experience of one of its nominees, and the outcome of the shareholder vote for PRRTFF I.

[15]	However, we recognize that the terms of office of those directors may have been impacted by the duration of this litigation. Izquierdo and Rosenthal were elected to serve as directors of PRRTFF I and PRRTFF VI “for a term expiring on the date of which the annual of meeting of shareholders is held in 2024 or until their successors are elected and qualified.” Danial, Izquierdo, and Rosenthal were elected to serve as directors of TFF I “for a term expiring on the date of which the annual meeting of stockholders is held in 2025, 2024, and 2025, respectively, or until their successors are elected and qualified.”

[16]	Because we affirm the dismissal of the Section 13(d) and 14(a) claims, we also affirm the dismissal of the Section 20(a) claim, which the district court dismissed upon determining that each of the Funds’ claimed securities violations failed.

Exhibit 3